EXHIBIT 10.25

   AMENDMENT NO. 1 TO THE
                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This Amendment No. 1 to the Common Stock and Warrant Purchase Agreement dated December 12, 2001 (the "Agreement") between FLEMINGTON PHARMACEUTICAL CORPORATION, a Delaware corporation (the "Company"), and the PURCHASERS listed on Exhibit A ("Purchasers") is made this 6th day of January 2002 and hereby amends the Agreement as follows:

1. Paragraph 2(b) is hereby deleted and replaced in its entirety by the following:

     (b) On or prior to June 30, 2002 the Purchasers and or their designees may purchase for an aggregate purchase price of $2,000,000, an additional 2,666,667 Units (the "Additional Units"). The Warrants included in the Additional Units shall be exercisable until the seventh anniversary of the date of their issuance and shall be identical in form to Exhibit B.

2. Paragraph 7.17 is hereby deleted and replaced in its entirety by the following:


     7.17. Restriction on Securities. (a) During the 12-month period following ------------------------- the Closing Date, the Company will not extend the expiration date or lower the exercise price of any options or warrants, or take any similar action with respect to any convertible securities of the Company.

     (b) Prior to the Closing Date hereof and continuing for a period (the "Lock-Up Period") of 12 months from therefrom, the Company shall obtain from all executive officers and directors of the Company ("Management") an agreement whereby each person will agree that, without the prior written consent of the Purchasers they will not, individually or as a group, (i) offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, and of the Company's securities owned by them ("Management Securities"); provided, however, that, following each three month period after the effective date of this Agreement, an amount of Management Securities equal to 25% of the number of Management Securities owned by each member of Management shall become exempt from the lock-up provisions contained in this sentence, and (ii) not directly or indirectly, to issue, agree or offer to sell, grant an option for the purchase or sale, assign, sell, contract to sell, sell "short" or "short against the box" (as those terms are generally understood), pledge, hypothecate, distribute or otherwise encumber or dispose of, any such shares (including options, rights, warrants or other securities convertible into, exchangeable, exercisable for or evidencing any right to purchase or subscribe for shares of capital stock of the Company (whether or not beneficially owned by such person) or any beneficial interest therein of any shares of the Common Stock.

     (c) During the 12 months following the Closing, the Company shall not issue or grant any Common Stock, options, rights, warrants or other securities


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     convertible  into, exchangeable, exercisable for or evidencing any right to purchase or subscribe for shares of capital stock of the Company (whether or not beneficially owned by such person) or any beneficial interest therein of any shares of the Common Stock to Management or otherwise, without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

3. Paragraph 8.6 is hereby amended and deleted and replaced in its entirety by the following:

     8.6. Additional Common Stock Issuable Upon Delay of Registration and Other Events. (a) Except to the extent any delay is due to the failure of a Holder to reasonably cooperate in providing to the Company such information as shall be reasonably requested by the Company in writing for use in the Shelf Registration Statement, if the Shelf Registration Statement is not filed with the SEC within 120 days following the Closing Date (the "Outside Target Date"), the Company shall immediately declare, issue and pay for no additional consideration to each Holder additional shares of Common Stock equal to one percent (1%) of the Common Stock then held by such Holder, for each 15-day period (or fraction thereof) after the Outside Target Date that the Registration Statement remains unfiled.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

FLEMINGTON  PHARMACEUTICAL                   LINDSAY  A.  ROSENWALD,  M.D.
CORPORATION

By:     /s/  Harry  A.  Dugger  III          By     /s/  Lindsay A. Rosenwald
        ---------------------------                 ----------------------------
Name:      Harry  A  Dugger  III             Name:  Lindsay  A. Rosenwald, M.D.